INDEPENDENT CONTRACTOR'S
                        INSTALLATION & SERVICE AGREEMENT

This Independent Contractor's Agreement ("Agreement") is made this 16th day of May, 1997, by and between:

Accident Prevention Plus, LLC, ("APP") whose primary address is 700 Veterans Memorial Highway, Hauppauge, New York 11788, United States of America, and Atlantic Financial Management, Inc., an independent contractor ("Contractor") whose primary address is 18 Hent Coat Huella, Fouesnant, France 29170. The Contractor will purchase 4.9% equity in APP for US$2,500 as well as the consideration of the mutual conditions made herein, as follows:

                                   Article 1.
                                Term of Agreement

This Agreement will become effective on May 16, 1997, and will continue in effect according to the terms and conditions specified under Article 6 Paragraph
6.1 of this Agreement.

                                   Article 2.
                     Services to be Performed by Contractor

2.1. Specific Services. Contractor agrees to perform vehicular installations and maintenance thereafter, for the APP family of products that have been mutually agreed to as described in the "Installation Manual" provided by APP.

         Contractor agrees to perform the services specified in the `Description of Services" attached to this Agreement as Exhibit A and incorporated herein by this reference.

2.2. Method of Performing Services. Contractor will abide by all installation and maintenance procedures outlined in APP's "Installation Manual". Contractor will also offer expertise as to the best method, details, and means of performing the above-described services.

2.3. Employment of Assistants. Contractor may, at Contractor's own expense and with subsequent written approval from APP, employ or subcontract additional employees or companies as deemed necessary to perform the services required by the terms and conditions of this Agreement.

                                   Article 3.

                                  Compensation

3.1.     Per Diem Compensation. See Exhibit B.

3.2. Date for Payment of Compensation. For services rendered under this Agreement, APP agrees to pay Contractor the sum set forth in Section
         3.1 of this Agreement upon an itemized completion of work report with a daily signed verification from the end user that the installation has been performed in a satisfactory manner.

                                   Article 4.

                            Obligations of Contractor

4.1. Minimum Amount of Service. Contractor agrees to devote as much time that is required for the performance and timely completion of the above-described services. Contractor may represent, perform services for, and be employed by such additional clients, persons, or companies as Contractor, in Contractor's sole discretion, sees fit provided that the nature of the business does not conflict with that of APP.

4.2. Hours During Which Services May be Performed. Contractor agrees to perform the above-described services at mutually acceptable locations during mutually agreeably hours which could also include evenings and weekends.

4.3. Tools and Instrumentation. Installation Kits will be purchased by the End User from APP for the installation. Contractor will be required to utilize these kits and will supply all additional tools and instrumentation required to perform all services under this Agreement.

4.4. Worker's Compensation. Contractor agrees to provide worker's compensation insurance for Contractor's employees and agents and agrees to hold harmless and indemnify APP from any and all claims arising out of any injury, disability, or death of any contractor's employees or agents. In the event of any malfunction of systems under Article 2, Contractor will hold APP harmless from any claims from end user due to faulty installations or erroneous maintenance work.

4.5. Assignment. Neither this Agreement nor any duties or obligations under this Agreement may be assigned by contractor without the subsequent written consent of APP.

                                   Article 5.
                                Obligation of APP

5.1. Cooperation of APP. APP agrees to comply with all reasonable requests of Contractor necessary to the performance of Contractor's duties under this Agreement.

5.2.     Furnished  Materials.  APP agrees to provide  installation  manuals and initial instruction. Manuals will be provided in native language if necessary. If not, English, French or Spanish will prevail. Periodic training seminars will also take place at various locations to be announced. A toll-free 24 hour technical hotline will also be available.

5.3. APP's limited warranty for all supplied components and materials to Contractor will apply for a period of one year.

                                   Article 6.
                            Termination of Agreement

6.1. Termination Upon Notice. Notwithstanding any other provisions of this Agreement, either party hereto may terminate this Agreement at any time by giving ninety (90) days written notice to the other party. Unless otherwise terminated as provided herein, this Agreement shall continue in force until the services provided for herein have been fully and completely performed. In the event that Contractor terminates service, obligations do exist from Contractor to perform service work within seven (7) calendar days on previously installed systems that have not exceeded the Contractor's ninety (90) day installation warranty. This will be free of all charges.

6.2. Termination on Occurrence of Stated Events. This Agreement shall terminate automatically on the occurrence of (1) bankruptcy or insolvency of either party; (2) sale of the business of either party; or (3) assignment of this Agreement by either party without the express written consent of the other party.

6.3. Termination by APP for Default of Contractor. Should Contractor default in the performance of this Agreement or materially breach any of its provisions, APP, at APP's option, may terminate this Agreement by giving fourteen (14) days written notification to Contractor. For the purpose of this paragraph, material breach of this Agreement shall include, but not limited to, untimely completion of installation per schedule, poor workmanship, and non flexible working hours.

6.4. Termination by Contractor for Default of APP. Should APP default in the performance of this Agreement or materially breach any of its provisions, Contractor, at Contractor's option, may terminate this Agreement by giving fourteen (14) days written notification to APP. For the purpose of this paragraph, material breach of this Agreement shall include inability to provide installation manuals and support.

6.5. Termination for Failure to Make Agreed-Upon Payments. Should APP fail to pay Contractor all or any part of the compensation set forth in Paragraphs 3.1 and 3.2 of this Agreement on the due date, Contractor, at Contractor's option, may terminate this Agreement if the failure is not remedies by APP within thirty (30) days from the date payment is due.

                                    Article 7
                               General Provisions

7.1. Contractor will not at any time, in any form or manner, either directly or indirectly divulge, written or verbal, disclose or communicate to any person, firm, or corporation any information relating to the business of APP as all information concerning APP are deemed "Proprietary".

7.2. This agreement shall be enforced under the laws of the State of New York, United States of America.


Accident Prevention Plus, LLC                     Atlantic Financial Mgmt., Inc.
Steven Wahrman                                    Phillipe Levesque
President                                         Managing Director

/s/ Steven Wahrman                                /s/ Phillipe Levesque
--------------------                              ---------------------
Signature/Date                                    Signature/Date

                                    Exhibit A

                             Description of Services

Contractor will perform all services pertaining to vehicular installations as outlined:

     I.       APP SERIES

         A.       Installation and wiring of all sensors.
         B.       Installation of on board recorder.
         C.       Training.
         D.       Servicing as needed

     II.      FIMS

         A.       Installation of the Vehicle Unit
         B.       Configuration of the Vehicle Unit.
         C.       Installation of the Driver Unit.
         D.       Installation of the Tank Inlet Antenna.
         E.       Servicing as needed

                                    EXHIBIT B

                              PER DIEM COMPENSATION

Manager Time                                                   US$60.00 per hour

Straight Time Labor                                            US$40.00 per hour

Travel Time                                                        .35 per mile
Consumable & job related items                                 Charge back
Accommodations (if necessary)                                  Prior arrangement

                      AMENDMENT TO INDEPENDENT CONTRACTOR'S
                        INSTALLATION & SERVICE AGREEMENT


         THIS AMENDMENT TO INDEPENDENT CONTRACTOR'S INSTALLATION & SERVICE AGREEMENT is entered into this 28th day of October, 1998 by and between Accident Prevention Plus, Inc., a Nevada corporation ("APP") and Atlantic Financial Management, Inc., a ________ corporation ("Atlantic").


                                    RECITALS

         WHEREAS, Atlantic and Accident Prevention Plus, LLC, a limited liability company ("APP LLC") had entered into an Independent Contractor's Installation and Service Agreement dated May 16, 1997 (the "Service Agreement") whereby Atlantic was granted a 4.9% ownership interest in APP LLC in consideration for the performance of certain duties;

         WHEREAS, on October 28, 1998, Accident Prevention Plus, Inc. ("APP") was formed under the laws of the State of Nevada, and APP and Atlantic entered into an agreement (the "Exchange Agreement") whereby Atlantic agreed to exchange either its equity membership interest or right to equity membership interest in APP LLC for shares of restricted common stock of APP;

         WHEREAS, in accordance with the terms and provisions of ~e Exchange Agreement, on October 28, 1998, 790,000 shares of restricted common stock of APP were issued to Atlantic to be commensurate with a 4.9% ownership interest in APP LLC pursuant to the terms and provisions of the Service Agreement; and

         WHEREAS, the board of directors of APP approved the issuance of such shares of stock to Atlantic by resolution dated October 28, 1998;

         WHEREAS, the parties hereto desire to memoralize the terms and provisions for such issuance of shares of common stock of APP.

         NOW, THEREFORE, for and in consideration of the covenants and promises set forth below, the parties agree as follows:

         1. Atlantic agrees to accept the issuance of 790,000 restricted shares of common stock of APP in exchange for its 4.9% ownership interest in APP LLC, and that such stock certificate issued shall be dated as of October 28, 1998;

         2. Atlantic is aware that the shares of common stock are not being registered under the Securities Act of 1933, as amended. Atlantic understands that the shares of common stock are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. Atlantic represents and warrants that: (a) the shares of common stock are being acquired solely for Atlantic's own account, for investment purposes only, and not with a view to or in connection with, any resale, distribution, subdivision or fractionalization thereof; and (b) Atlantic has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any of the shares of common stock or which would guarantee to Atlantic any profit, or protect Atlantic against any loss with respect to the shares of common stock, and Atlantic has no plans to enter into any such agreement or arrangement. Atlantic understands that it may be required to bear the economic risk of this investment for an indefinite period of time because there is currently no trading market for the shares of common stock and the shares of common stock cannot be resold or otherwise transferred unless applicable state securities laws are complied with (which APP is not obligated to do) or exemptions therefrom are available.

         3. The issuance of 790,000 shares of common stock of APP to Atlantic shall be valued at $0.00 I for an aggregate valuation of $790.00 as of October 28, 1998.

         4. The terms and provisions of the Service Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the dates indicated below to be effective as of the date first above written.

                                         ACCIDENT PREVENTION PLUS, INC.,
                                         A Nevada corporation

Date: 1/07/00                            By: /s/ Steven H. Wahrman
                                             -------------------------
                                             Steven H. Wahrman


                                         ATLANTIC FINANCIAL MANAGEMENT, INC.,
                                         A _____ corporation

Date: 1/13/00                            By: ????????????????